UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, 1 April 2019

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10101 USA Today Way, Miramar, Florida		33025
(Address of principal executive offices)		(Zip Code)

(416) 364-2551
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Wednesday, April 03, 2019, Generex’s Board of Directors appointed two new independent interim directors, Omar Gzouli and Mark Prioletti to fill the vacancies of Kevin Centofanti and Gary Lyman, to become effective Monday, April 8, 2019.

Mr. Gzloui currently is a Partner and portfolio manager at a London based alternatives investments manager, and prior to that was a Managing Director at another investment bank in London. Generex feels Mr. Gzloui’s experience in financing would be a value added benefit to Generex in financing, and Mr. Gzouli is independent.

Mr. Prioletti was a senior manager for a fortune 500 company for 33 years with significant experience in developing, marketing and branding, and managing distribution networks of dealers distributors and resellers through the United States and Canada. Generex feels Mr. Prioletti’s experience in branding and distributions would be a value added benefit to its products, and Mr. Prioletti is independent.

On Monday, 1 April 2019, Kevin Centofanti resigned his position as a Generex Director. Mr. Centofanti was not on any committees of the Board of Directors and was not an employee of Generex.

Mr Centofanti is not currently asserting any material facts concerning the circumstances of Mr. Centofanti’s resignation. Mr. Centofanti has been shown this 8-K and agrees with the statements contained in this filing pertaining to Mr. Centofanti.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Friday 5 April 2019

Generex Biotechnology Corp.

/s/ Joe Moscato
By: Joe Moscato, CEO, President

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